                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                            -----------------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 9, 2004
                        (Date of earliest event reported)

                         COMMISSION FILE NUMBER 0-4065-1

                            -----------------------

                          LANCASTER COLONY CORPORATION
             (Exact name of registrant as specified in its charter)

                  OHIO                                          13-1955943
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.)

          37 WEST BROAD STREET                                     43215
             COLUMBUS, OHIO                                     (Zip Code)
(Address of principal executive offices)

                                  614-224-7141
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

     On December 7, 2004, T. Marzetti Company, LLC ("TMC"), an indirect wholly-owned subsidiary of Lancaster Colony Corporation (the "Company"), entered into a Design/Build Agreement (the "Agreement") with Shambaugh and Son, LP ("Shambaugh"), an affiliate of EMCOR Group, Inc. Under terms of the Agreement, TMC has contracted for Shambaugh to design, organize, coordinate, direct and construct a new production facility (the "Project") located in Hart County, Kentucky to be utilized for the manufacture of salad dressings and sauces. Subject to certain conditions, the Agreement provides that the total cost to be charged TMC for Shambaugh's work on the Project is to be within a guaranteed maximum price, as defined, of approximately $44 million. The Agreement contains other terms and conditions addressing issues common to such arrangements and contemplates completion of the project not later than October 2006.

     The Company intends to file a copy of the Agreement as an Exhibit to its quarterly report to be filed for the period ending December 31, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LANCASTER COLONY CORPORATION
                                       -----------------------------------------
                                                 (Registrant)



Date: December 9, 2004                 By:  /s/ JOHN L. BOYLAN
     ------------------                   --------------------------------------
                                                John L. Boylan
                                                Treasurer, Vice President,
                                                Assistant Secretary and
                                                Chief Financial Officer
                                                (Principal Financial
                                                and Accounting Officer)